Exhibit 99.1

Release: April 27, 2022

CP announces results of director elections

Calgary – Canadian Pacific Railway Limited (TSX: CP) (NYSE: CP) announces that all resolutions placed in front of shareholders at its 2022 annual and special meeting earlier today have been passed, including the election of all nine nominees listed in the management proxy circular dated March 14, 2022 as directors of CP.

All directors received at least 94.66 percent of votes cast. The advisory vote on executive compensation (Say on Pay) received 92.52 percent approval. The advisory vote on CP’s approach to climate change (Say on Climate) received 86.88 percent approval. The stock option plan resolution received 92.28 percent approval. The appointment of Ernst & Young LLP as auditor received 99.56 percent approval.

The detailed results of the vote by ballot on the election of directors are as follows:

	% Votes For	% Votes Withheld
The Hon. John Baird	94.79%	5.21%
Isabelle Courville	99.74%	0.26%
Keith E. Creel	98.73%	1.27%
Jill Denham	94.66%	5.34%
Edward Hamberger	98.67%	1.33%
Matthew Paull	97.57%	2.43%
Jane Peverett	98.25%	1.75%
Andrea Robertson	99.30%	0.70%
Gordon Trafton	99.27%	0.73%

The Hon. John Baird will become the chair of the Board’s Corporate Governance, Nominating and Social Responsibility Committee.

Final voting results on all matters voted on at the annual and special meeting will be filed on SEDAR (www.sedar.com) and EDGAR (www.sec.gov).

Note on forward-looking information

This news release contains certain forward-looking information and forward-looking statements (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as “will”, “anticipate”, “believe”, “expect”, “plan”, “should” or similar words suggesting future outcomes.

This news release contains forward-looking information relating, but not limited to, the Share Split, including the Record Date, the Payment Date, the due bill trading dates, the ex-distribution date, the due bill redemption date, the Canadian federal income tax consequences of the Share Split and the consideration to be received by KCS stockholders if the proposed transaction with KCS closes into a voting trust.

The forward-looking information contained in this news release is based on current expectations, estimates, projections and assumptions, having regard to CP’s experience and its perception of historical trends, and includes, but is not limited to, expectations, estimates, projections and assumptions relating to: North American and global economic growth; commodity demand growth; agricultural production; commodity prices and interest rates; performance of our assets and equipment; sufficiency of our budgeted capital expenditures in carrying out our business plan; our ability to complete our capital and maintenance projects on the timelines anticipated; applicable laws, regulations and government policies; the availability and cost of labour, services and infrastructure; the satisfaction by third parties of their obligations to CP; the anticipated impacts of the novel strain of coronavirus (and the disease known as COVID-19); and capital investments by third parties. Although CP believes the expectations, estimates, projections and assumptions reflected in the forward-looking information presented herein are reasonable as of the date hereof, there can be no assurance that they will prove to be correct. Current conditions, economic and otherwise, render assumptions, although reasonable when made, subject to greater uncertainty.

Undue reliance should not be placed on forward-looking information as actual results may differ materially from those expressed or implied by forward-looking information. By its nature, CP’s forward-looking information involves inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking information, including, but not limited to, the following factors: changes in business strategies; general North American and global economic, credit and business conditions; risks associated with agricultural production, such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws, regulations and government policies, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; changes in fuel prices; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; trade restrictions or other changes to international trade arrangements; climate change; various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, and cybersecurity attacks, as well as security threats and governmental response to them, and technological changes; and the pandemic created by the outbreak of the novel strain of coronavirus (and the disease known as COVID-19) and resulting effects on economic conditions, the demand environment for logistics requirements and energy prices, restrictions imposed by public health authorities or governments, fiscal and monetary policy responses by governments and financial institutions, and disruptions to global supply chains. The foregoing list of factors is not exhaustive. These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Forward-Looking Statements” in CP’s annual and interim reports on Form 10-K and 10-Q.

The forward-looking information contained in this news release is made as of the date hereof. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, or the foregoing assumptions and risks affecting such forward-looking information, whether as a result of new information, future events or otherwise.

About Canadian Pacific

Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to major ports on the west and east coasts. CP provides North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP. CP-IR

Contacts:

Media

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Investment Community

Maeghan Albiston

Tel: 403-319-3591

investor@cpr.ca